Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
    or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
January 26, 2023

CULLEN/FROST REPORTS 4th QUARTER AND 2022 ANNUAL RESULTS
Board declares first quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported fourth quarter and full year results for 2022. Net income available to common shareholders for the fourth quarter of 2022 was $189.5 million, an increase of 90.7 percent compared to $99.4 million reported for the fourth quarter of 2021. On a per-share basis, the company reported net income available to common shareholders of $2.91 per diluted common share for the fourth quarter of 2022, compared to $1.54 per diluted common share for the fourth quarter of 2021. For the fourth quarter of 2022, returns on average assets and average common equity were 1.44 percent and 27.16 percent, respectively, compared to 0.81 percent and 9.26 percent for the same period in 2021.

The company also reported 2022 annual net income available to common shareholders of $572.5 million, an increase of 31.3 percent compared to 2021 earnings available to common shareholders of $435.9 million. On a per-share basis, 2022 earnings were $8.81 per diluted common share compared to $6.76 per diluted common share reported in 2021. For the year 2022, returns on average assets and average common equity were 1.11 percent and 16.86 percent respectively, compared to 0.95 percent and 10.35 percent reported in 2021.

“We finished 2022 and the fourth quarter in a very strong position, with our organic growth strategy paying off in Houston with the newly opened locations surpassing $1 billion in deposits, and in Dallas by opening 10 new financial centers and filling more than 100 banking positions,” said Phil Green, Cullen/Frost chairman and CEO. “Our results give us great momentum as we start 2023. Our mortgage pilot program has successfully closed its first loan, and that's just the start of many good things ahead of us this year.”

For the fourth quarter of 2022, net interest income on a taxable-equivalent basis was $423.9 million, up 60.5 percent compared to the same period in 2021. Average loans for the fourth quarter of 2022 increased $1.1 billion, or 6.8 percent, to $17.1 billion, from the $16.0 billion reported for the fourth quarter a year earlier, and increased 1.4 percent compared to the third quarter of 2022. Excluding PPP loans, fourth quarter average loans of $17.0 billion represented a 10.6 percent increase compared to the fourth quarter of 2021 and a 1.6 percent increase compared to the third quarter of 2022. Average deposits for the quarter increased $3.7 billion, or 9.1 percent. to $44.8 billion compared to $41.0 billion in last year's fourth quarter, and decreased 2.3 percent compared to the third quarter of 2022. During the fourth quarter, some customer balances moved out of deposit accounts and into repurchase agreement accounts. Average combined deposit and repurchase agreement account balances increased by $571,000, or 1.2 percent, compared to the third quarter.

For full year 2022, average total loans were $16.7 billion, a decrease of approximately $30.9 million, or 0.2 percent, from the $16.8 billion reported the previous year. Excluding PPP loans, 2022 average loans of $16.6 billion represented a 11.3 percent increase compared to 2021. Average total deposits for 2022 were $44.6 billion, up 15.9 percent, or $6.1 billion, compared to the $38.5 billion reported in 2021.

Noted financial data for the fourth quarter:

•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios for Cullen/Frost at the end of the fourth quarter of 2022 were 12.85 percent, 13.35 percent, and 14.84 percent, respectively. Current capital ratios continue to be in excess of well-capitalized levels and exceed Basel III requirements.
•Net interest income on a tax-equivalent basis was $423.9 million for the fourth quarter of 2022, an increase of 60.5 percent compared to the $264.0 million reported for the fourth quarter of 2021. The net interest margin was 3.31 percent for the fourth quarter of 2022 compared to 2.31 percent for the fourth quarter of 2021 and 3.01 percent for the third quarter of 2022.
•Non-interest income for the fourth quarter of 2022 was $105.7 million, down $3.4 million, or 3.1 percent, from the $109.1 million reported a year earlier. Other non-interest income decreased $5.7 million, or 25.8 percent, compared to the fourth quarter of 2021. The comparison is impacted by a $9.7 million gain on the exchange of a branch facility recorded in the fourth quarter of 2021. That decrease was partly offset by a $5.1 million distribution received from an SBIC fund investment in the fourth quarter of 2022. Trust and investment management fees increased by $1.3 million, or 3.3 percent, compared to the fourth quarter of 2021. The increase in trust and investment management fees was primarily the result of a $1.5 million increase in estate fees, a $956,000 increase in real estate fees and a $605,000 increase in oil and gas fees, partly offset by a $1.9 million decrease in investment management fees. Other charges, commissions and fees increased $874,000, or 8.6%, compared to the fourth quarter of 2021. The increase was primarily related to increases in income from the placement of money market accounts (up $1.4 million).
•Non-interest expense for the fourth quarter of 2022 was $281.3 million, up $42.7 million, or 17.9 percent, compared to the $238.6 million reported for the fourth quarter of 2021. Salaries and wages expense increased by $31.2 million, or 29.5 percent, compared to the fourth quarter of 2021. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases as well as the implementation of a $20 per hour minimum wage in December, 2021. Salaries and wages were also impacted by our investments in organic expansion in the Houston and Dallas markets, as well as preparations for our mortgage loan product offering, and increases in incentive and stock compensation. Employee benefits expense increased by $2.8 million, or 14.5 percent, compared with the fourth quarter of 2021. The increase in employee benefits expense was impacted by increases in headcount and salary expense and was also affected by a $1.5 million increase in discretionary benefit plan expense. Other non-interest expense increased by $4.4 million, or 8.0 percent, compared to the fourth quarter of 2021, impacted by a $4.6 million increase in fraud losses and a $4.0 million accrual related to a license negotiation. Technology, furniture and equipment expense was up $2.7 million or 9.5 percent compared to the fourth quarter of 2021. The increase was primarily related to increases in cloud services expense (up $1.1 million), software maintenance (up $1.0 million), and service contracts (up $581,000).
•For the fourth quarter of 2022, the company reported a credit loss expense of $3.0 million, and reported net charge-offs of $3.8 million. For the fourth quarter of 2021, the company did not report a credit loss expense and reported net charge-offs of $2.8 million. The allowance for credit losses on loans as a percentage of total loans was 1.33 percent at December 31, 2022, compared to 1.38 percent at September 30, 2022 and 1.52 percent at year-end 2021. Non-accrual loans were $37.8 million at year end, compared to $29.9 million the previous quarter, and $53.7 million at year-end 2021.

The Cullen/Frost board declared a first-quarter cash dividend of $0.87 per common share, payable March 15, 2023 to shareholders of record on February 28 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable on March 15, 2023, to shareholders of record on February 28 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, January 26, 2023, at 1:00 p.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 877-709-8150. Playback of the conference call will be available after
5:00 p.m. CT on the day of the call until midnight Sunday, January 29 at 877-660-6853, with the Conference ID# of 13735488. A replay of the call will also be available by webcast at the URL listed below after 5:00 p.m. CT on the day of the call.
Cullen/Frost investor relations website: https://investor.frostbank.com/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $52.9 billion in assets at December 31, 2022. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Annual Report on Form 10-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
•Inflation, interest rate, securities market and monetary fluctuations.
•Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, financial markets and global supply chains may continue to be adversely affected by the current or anticipated impact of military conflict, including the current Russian invasion of Ukraine, terrorism or other geopolitical events.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2022				2021
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$398,457	$355,547	$288,208	$249,071	$240,708
Net interest income (1)	423,892	379,518	311,377	272,194	264,049
Credit loss expense	3,000	—	—	—	—
Non-interest income:
Trust and investment management fees	39,695	38,552	37,776	38,656	38,425
Service charges on deposit accounts	22,321	22,960	23,870	22,740	22,234
Insurance commissions and fees	11,674	13,152	11,776	16,608	11,714
Interchange and card transaction fees	4,480	4,614	4,911	4,226	4,237
Other charges, commissions and fees	10,981	11,095	9,887	9,627	10,107
Net gain (loss) on securities transactions	—	—	—	—	69
Other	16,529	9,448	9,707	9,533	22,270
Total non-interest income	105,680	99,821	97,927	101,390	109,056

Non-interest expense:
Salaries and wages	136,697	127,189	116,881	111,329	105,541
Employee benefits	21,975	21,680	20,733	24,220	19,189
Net occupancy	28,572	28,133	28,379	27,411	27,435
Technology, furniture and equipment	30,912	30,781	29,921	29,157	28,230
Deposit insurance	3,967	4,279	3,724	3,633	3,339
Intangible amortization	100	103	131	146	153
Other	59,074	45,733	46,578	42,836	54,708
Total non-interest expense	281,297	257,898	246,347	238,732	238,595
Income before income taxes	219,840	197,470	139,788	111,729	111,169
Income taxes	28,666	27,710	20,674	12,627	10,148
Net income	191,174	169,760	119,114	99,102	101,021
Preferred stock dividends	1,669	1,668	1,669	1,669	1,669
Net income available to common shareholders	$189,505	$168,092	$117,445	$97,433	$99,352

PER COMMON SHARE DATA
Earnings per common share - basic	$2.92	$2.60	$1.82	$1.51	$1.54
Earnings per common share - diluted	2.91	2.59	1.81	1.50	1.54
Cash dividends per common share	0.87	0.87	0.75	0.75	0.75
Book value per common share at end of quarter	46.49	41.53	49.93	56.65	67.11

OUTSTANDING COMMON SHARES
Period-end common shares	64,355	64,211	64,123	64,094	63,986
Weighted-average common shares - basic	64,303	64,158	64,113	64,051	63,879
Dilutive effect of stock compensation	344	343	354	410	462
Weighted-average common shares - diluted	64,647	64,501	64,467	64,461	64,341

SELECTED ANNUALIZED RATIOS
Return on average assets	1.44%	1.27%	0.92%	0.79%	0.81%
Return on average common equity	27.16	20.13	13.88	9.58	9.26
Net interest income to average earning assets (1)	3.31	3.01	2.56	2.33	2.31

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2022				2021
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$17,063	$16,823	$16,674	$16,386	15,984
Loans excluding Paycheck Protection Program	17,020	16,752	16,531	16,084	15,391
Earning assets	48,867	49,062	47,880	47,339	46,008
Total assets	52,284	52,383	51,088	50,323	48,897
Non-interest-bearing demand deposits	17,980	18,511	18,355	17,961	17,885
Interest-bearing deposits	26,779	27,292	26,371	25,001	23,142
Total deposits	44,759	45,803	44,726	42,962	41,027
Shareholders' equity	2,913	3,459	3,540	4,270	4,400

Period-End Balance:
Loans	$17,155	$16,951	$16,736	$16,543	$16,336
Loans excluding Paycheck Protection Program	17,120	16,900	16,644	16,335	15,908
Earning assets	49,402	49,517	48,404	48,107	48,063
Goodwill and intangible assets	655	655	656	656	656
Total assets	52,892	52,946	51,785	51,296	50,878
Total deposits	43,954	46,560	45,602	44,431	42,696
Shareholders' equity	3,137	2,812	3,347	3,776	4,440
Adjusted shareholders' equity (1)	4,486	4,341	4,221	4,148	4,092

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$227,621	$234,315	$239,632	$246,835	$248,666
As a percentage of period-end loans	1.33%	1.38%	1.43%	1.49%	1.52%

Net charge-offs:	$3,810	$2,854	$2,807	$6,295	$2,789
Annualized as a percentage of average loans	0.09%	0.07%	0.07%	0.16%	0.07%

Non-accrual loans:	$37,833	$29,904	$35,125	$48,966	$53,713
As a percentage of total loans	0.22%	0.18%	0.21%	0.30%	0.33%
As a percentage of total assets	0.07	0.06	0.07	0.10	0.11

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.85%	12.74%	12.64%	12.78%	13.13%
Tier 1 Risk-Based Capital Ratio	13.35	13.26	13.17	13.32	13.70
Total Risk-Based Capital Ratio	14.84	14.80	14.75	14.97	15.45
Leverage Ratio	7.29	7.09	7.03	7.08	7.34
Equity to Assets Ratio (period-end)	5.93	5.31	6.46	7.36	8.73
Equity to Assets Ratio (average)	5.57	6.60	6.93	8.48	9.00

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31,
	2022	2021	2020
CONDENSED INCOME STATEMENTS
Net interest income	$1,291,283	$984,867	$976,001
Net interest income (1)	1,386,981	1,077,315	1,070,937
Credit loss expense	3,000	63	241,230
Non-interest income:
Trust and investment management fees	154,679	148,994	129,272
Service charges on deposit accounts	91,891	83,292	80,873
Insurance commissions and fees	53,210	51,548	50,313
Interchange and card transaction fees	18,231	17,461	13,470
Other charges, commissions and fees	41,590	36,836	34,825
Net gain (loss) on securities transactions	—	69	108,989
Other	45,217	48,528	47,712
Total non-interest income	404,818	386,728	465,454

Non-interest expense:
Salaries and wages	492,096	395,497	387,328
Employee benefits	88,608	82,029	75,676
Net occupancy	112,495	107,344	102,938
Technology, furniture and equipment	120,771	112,738	105,232
Deposit insurance	15,603	12,232	10,502
Intangible amortization	480	697	918
Other	194,221	171,457	166,310
Total non-interest expense	1,024,274	881,994	848,904
Income before income taxes	668,827	489,538	351,321
Income taxes	89,677	46,459	20,170
Net income	579,150	443,079	331,151
Preferred stock dividends	6,675	7,157	2,016
Redemption of preferred stock	—	—	5,514
Net income available to common shareholders	$572,475	$435,922	$323,621

PER COMMON SHARE DATA
Earnings per common share - basic	$8.84	$6.79	$5.11
Earnings per common share - diluted	8.81	6.76	5.10
Cash dividends per common share	3.24	2.94	2.85
Book value per common share at end of quarter	46.49	67.11	65.82

OUTSTANDING COMMON SHARES
Period-end common shares	64,355	63,986	63,011
Weighted-average common shares - basic	64,157	63,613	62,727
Dilutive effect of stock compensation	364	489	277
Weighted-average common shares - diluted	64,521	64,102	63,004

SELECTED ANNUALIZED RATIOS
Return on average assets	1.11%	0.95%	0.85%
Return on average common equity	16.86	10.35	8.11
Net interest income to average earning assets (1)	2.82	2.53	3.09

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31,
	2022	2021	2020
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$16,739	$16,770	$17,164
Loans excluding Paycheck Protection Program	16,600	14,918	15,006
Earning assets	48,293	43,196	35,248
Total assets	51,513	45,983	37,961
Non-interest-bearing demand deposits	18,203	16,671	13,564
Interest-bearing deposits	26,368	21,802	17,875
Total deposits	44,571	38,473	31,438
Shareholders' equity	3,541	4,359	4,039

Period-End Balance:
Loans	$17,155	$16,336	$17,481
Loans excluding Paycheck Protection Program	17,120	15,908	15,047
Earning assets	49,402	48,063	39,648
Goodwill and intangible assets	655	656	657
Total assets	52,892	50,878	42,391
Total deposits	43,954	42,696	35,016
Shareholders' equity	3,137	4,440	4,293
Adjusted shareholders' equity (1)	4,486	4,092	3,780

ASSET QUALITY ($ in thousands)
Allowance for credit losses on loan:	$227,621	$248,666	$263,177
As a percentage of period-end loans	1.33%	1.52%	1.51%

Net charge-offs:	$15,766	$8,414	$103,435
Annualized as a percentage of average loans	0.09%	0.05%	0.60%

Non-accrual loans:	$37,833	$53,713	$61,449
As a percentage of total loans	0.22%	0.33%	0.35%
As a percentage of total assets	0.07	0.11	0.14

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.85%	13.13%	12.86%
Tier 1 Risk-Based Capital Ratio	13.35	13.70	13.47
Total Risk-Based Capital Ratio	14.84	15.45	15.44
Leverage Ratio	7.29	7.34	8.07
Equity to Assets Ratio (period-end)	5.93	8.73	10.13
Equity to Assets Ratio (average)	6.87	9.48	10.64

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2022				2021
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	3.70%	2.27%	0.80%	0.18%	0.15%
Federal funds sold	3.88	2.44	1.26	0.37	0.22
Resell agreements	4.14	2.39	1.32	0.27	0.25
Securities	3.09	2.94	2.87	2.88	3.08
Loans, net of unearned discounts	5.80	4.89	4.04	3.74	3.89
Total earning assets	4.14	3.43	2.71	2.39	2.36

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.27	0.07	0.04	0.01	0.01
Money market deposit accounts	1.94	1.08	0.35	0.12	0.11
Time accounts	1.52	0.99	0.64	0.29	0.21
Total interest-bearing deposits	1.16	0.62	0.22	0.08	0.07

Total deposits	0.69	0.37	0.13	0.05	0.04

Federal funds purchased	3.78	2.33	0.84	0.17	0.12
Repurchase agreements	2.69	1.50	0.41	0.10	0.10
Junior subordinated deferrable interest debentures	5.39	3.77	2.51	1.90	1.81
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.70
Total interest-bearing liabilities	1.37	0.71	0.26	0.11	0.10

Net interest spread	2.77	2.72	2.45	2.28	2.26
Net interest income to total average earning assets	3.31	3.01	2.56	2.33	2.31

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$11,574	$12,776	$13,041	$13,766	$15,549
Federal funds sold	52	51	31	14	31
Resell agreements	49	10	3	6	8
Securities	20,129	19,402	18,130	17,166	14,436
Loans, net of unearned discount	17,063	16,823	16,674	16,386	15,984
Total earning assets	$48,867	$49,062	$47,880	$47,339	$46,008

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$12,113	$12,235	$12,336	$11,955	$11,205
Money market deposit accounts	12,958	13,466	12,608	11,859	10,823
Time accounts	1,708	1,591	1,427	1,187	1,114
Total interest-bearing deposits	26,779	27,292	26,371	25,001	23,142

Total deposits	44,759	45,803	44,726	42,962	41,027

Federal funds purchased	37	42	36	28	27
Repurchase agreements	3,575	1,960	1,743	2,052	2,368
Junior subordinated deferrable interest debentures	123	123	123	123	126
Subordinated notes payable and other notes	99	99	99	99	99
Total interest-bearing funds	$30,613	$29,516	$28,372	$27,302	$25,762

(1) Taxable-equivalent basis assuming a 21% tax rate.